                                                                 EXHIBIT 2(a)(4)


                                 AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                      AIM MILLENNIUM GROWTH & VENTURE FUND

         This Amendment No. 1 (the "Amendment") to the Agreement and Declaration of Trust dated November 8, 2000 (the "Agreement") of AIM Millennium Growth & Venture Fund (the "Trust") shall become effective on February 6, 2001.

         Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Agreement.

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. The first sentence of Section 1.1 is hereby amended and restated in its entirety to read as follows:

         "The name of the business trust established hereby is AIM Millennium Alternative Strategies Fund and the Trustees may transact the Trust's affairs in that name."

         2. Section 1.2(z) is hereby amended and restated in its entirety to read as follows:

         "(z) The "Trust" means AIM Millennium Alternative Strategies Fund, the Delaware business trust established hereby, and reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio;"

         3. A new Section 2.11 is hereby added as follows:

         "Section 2.11. Master Fund-Feeder Fund Structure. The Trustees in their discretion may, by Majority Trustee Vote and without a vote of the Shareholders, convert the Trust into a feeder fund in a master fund-feeder fund structure. As a feeder fund, the Trust would invest all of its assets in the securities of a single master investment fund with substantially the same investment objectives, policies and restrictions as the Trust (the "master fund"). If the Trust has converted into a feeder fund, the Trustees may, by a Majority Trustee Vote and without a vote of the Shareholders, at any time withdraw the Trust's investments from the master fund, and the Trust then would resume investing its assets directly in individual securities of other issuers."

         4. Section 4.3 is hereby amended and restated in its entirety as follows:

         Section 4.3. Action by the Trustees. The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the Bylaws is present. Any action that may be taken by the Board of Trustees or any committee thereof by majority vote at a meeting duly called and at which a quorum required by the Bylaws is present, may also be taken by written consent of at least seventy-five percent

         (75%) of the Trustees or members of the committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee. Written consents or waivers of the Trustees may be executed in one or more counterparts. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

         5. Clause (iv) of the first sentence of Section 6.1 is hereby amended and restated in its entirety to read as follows:

         "; (iv) approve the sale of all or substantially all the assets of the Trust or any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of business trust or to convert the Trust into a feeder fund in a master fund-feeder fund structure;"

         6. Clause (v) of the first sentence of Section 6.1 is hereby amended and restated in its entirety to read as follows:

         "(v) approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company or with and into any Portfolio or Class of the Trust, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust or to convert the Trust into a feeder fund in a master-feeder fund structure, or (B) after giving effect to such merger or consolidation, based on the number of Shares outstanding as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class thereof, as the case may be;"

         7. Schedule A to the Agreement is hereby amended and restated in its entirety to read as follows:

                                   "SCHEDULE A

                   AIM MILLENNIUM ALTERNATIVE STRATEGIES FUND
                         PORTFOLIOS AND CLASSES THEREOF

                  PORTFOLIO                                                     CLASS
                  ---------                                                     -----
AIM Millennium Alternative Strategies Fund                AIM Millennium Alternative Strategies Fund

         8. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by the Amendment.

         9. Except as specifically provided for in this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed the Amendment as of February 6, 2001.




          /s/  ROBERT H. GRAHAM
        ________________________________________________
        Name:  Robert H. Graham
        Title: President


                                       3